Exhibit 10.3

REINSTATEMENT AND SECOND AMENDMENT TO CONTRACT OF SALE

THIS REINSTATEMENT AND SECOND AMENDMENT TO CONTRACT OF SALE (this “Amendment”) is entered into as of July    , 2016 (the “Effective Date”), by and between 7425 LA VISTA, LLC, a Texas limited liability company (“Seller”) and DFW LAKEWOOD FLATS APARTMENTS LLC, a Wisconsin limited liability company (“Buyer”).

WITNESSETH:

WHEREAS, Seller and Buyer have entered into that certain Contract of Sale dated effective April 7, 2016, as amended by that certain First Amendment to Contract of Sale dated May 23, 2016 (as amended, the “Contract”), providing for the purchase and sale of certain property known as Lakewood Flats Apartments and located in Dallas, Dallas County, Texas (the “Property”), as more particularly described in the Contract; and

WHEREAS, Seller and Buyer desire to mutually amend and modify the Contract as more particularly set forth herein.

WHEREAS, the Contract was terminated by Buyer on May 27, 2016 and the parties desire and intend to reinstate and amend the Contract, subject to and in accordance with the terms, covenants and provisions of this Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants of the parties hereto, and other good and valuable consideration to the parties hereto, the receipt and sufficiency of which is hereby acknowledged and confessed by the parties, and for the benefit which will inure to each party from the execution of this Amendment, Seller and Buyer hereby agree to amend and modify the Contract as follows, with the Amendment to be effective as of the Effective Date.

1.                                      Reinstatement of Contract. Seller and Buyer hereby reinstate the Contract. From and after the date of this Amendment, the Contract shall be deemed to be in full force and effect, as amended by this Amendment.

2.                                      Go Forward.

Buyer’s execution of this Amendment shall be deemed to and shall constitute Buyer’s notice of approval of the results of all inspections and investigations with respect to the Property other than (1) Buyer’s approval of any and all matters related to the Pre-Closing Work (defined below) and (2) Buyer and Buyer’s lender’s approval of the following: (a) the scope of the Post-Closing Work, (b) the contractors to perform the Post-Closing Work, (c) the form and substance of the Escrow Agreement to be executed at Closing pursuant to Section 9 of this Amendment as well as the amount of the escrow, and (d) the terms of any construction, equipment, supply, rehabilitation or similar contracts covering the Post-Closing Work to be entered into by Seller and to be assigned by Seller to Buyer at the Closing (“Work Contracts”) (clause (2) of this Section 2 of this Amendment is hereinafter referred to as the “Work Closing Conditions”).  Buyer hereby waives its termination right under Sections 5(a)(v), 6(a) and 7 of the Contract subject to Buyer’s approval of any and all matters related to the Pre-Closing Work and the Work Closing Conditions.

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Buyer acknowledges that Seller has provided notice to Buyer notifying Buyer that Seller has completed the Pre-Closing Work (“Seller’s Pre-Closing Work Notice”), as required pursuant to this Amendment.  Buyer shall have until July 29, 2016 to inspect the completed Pre-Closing Work and deliver written notice to Seller whether the condition precedent in Section 4(e)(vii) of the Agreement has been satisfied (“Buyer’s Pre-Closing Work Notice”).  If Buyer disapproves of the Pre-Closing Work in Buyer’s Pre-Closing Work Notice, then Seller shall have until the Closing Date to correct the Pre-Closing Work to Buyer’s reasonable satisfaction.  If Buyer fails to deliver Buyer’s Pre-Closing Work Notice to Seller by July 29, 2016, then the condition precedent in Section 4(e)(vii) of the Agreement shall be deemed satisfied and Buyer shall be deemed to have waived any termination right pursuant to that Section.

3.                                      Consents to Transfer.  The Contract is hereby amended to include the following as Section 4(k) of the Contract:

Seller shall use commercially reasonable efforts (i) to obtain written consents from the Dallas Area Rapid Transit (“DART”) consenting to Seller’s assignment to Buyer of License Agreement No. 220434 for storm drainage and License Agreement No. 220540 for trail access (collectively, the “DART Consents”) following Closing, which may be in the same form as those attached hereto as Schedule 1 and (ii) at Seller’s expense, to transfer and procure any and all required consents related to the following warranties and guarantees relating to the Property: (x) Dow Corning Sealant Warranty #20037, (y) Sika Waterproofing Warranty, and (z) K Post Guarantee.  Buyer covenants and agrees that Buyer shall reasonably cooperate in Seller’s efforts under this Section 4(k).

4.                                      Buyer’s Conditions Precedent. Section 4(e) of the Contract is hereby amended to include the following additional Buyer’s conditions precedent:

(vi)          release of that certain lien in favor of The Prudential Insurance Company of America secured by that certain Deed of Trust, Document No. 201400261408.

(vii)         Buyer’s approval of Seller’s completion of the Pre-Closing Work to Buyer’s reasonable satisfaction and approval by Buyer and Buyer’s lender of the Work Closing Conditions. If the Seller has not completed the Pre-Closing Work to Buyer’s reasonable satisfaction or Buyer or Buyer’s lender has not approved the Work Closing Conditions on or before Closing or waived this condition precedent, then Buyer may terminate this Contract by written notice to Seller, in which case the Earnest Money will be returned to Buyer and neither party shall have any further right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination.

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5.                                      Seller’s Conditions Precedent. Section 4(e) of the Contract is hereby amended to include the following additional Seller’s conditions precedent:

(v)           approval by Seller of the Work Closing Conditions and the terms and conditions for receipt by Seller of insurance proceeds related to the Post-Closing Work. If the Seller has not approved the Work Closing Conditions and conditions for receipt by Seller of insurance proceeds or waived this condition precedent, then Seller may terminate this Contract by written notice to Buyer, in which case the Earnest Money will be returned to Buyer and neither party shall have any further right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination.

6.                                      Service Contracts. Section 5 of the Contract is hereby amended to add the following to the end of the paragraph:

“For the avoidance of doubt, any fees associated with any transfer or assignment of any Service Contracts to Buyer shall be at Seller’s sole cost and expense and Buyer shall have no liability therefor.”

7.                                      Service Contracts to Terminate.  Pursuant to Section 5(g) of the Contract, Buyer requests that Seller terminate the Service Contracts listed in the attached Schedule 2 and that Seller assign (and Buyer assume) the Service Contracts listed in the attached Schedule 3 as well as any Work Contracts.

8.                                      Representations and Warranties of Seller. Section 12 of the Contract is hereby amended to include the following additional Seller representations:

(k)           Seller has not received any written notice of default with respect to Seller’s use of the drainage easement from the current owner of the “Beneficiary Parcel” as such term is defined in that certain Private Drainage Easement, Document No. 201100185304, dated July 14, 2011.

9.                                      Fire Alarm System Horns. Section 29 of the Contract is hereby deleted in its entirety and restated as follows:

“(a)         Buyer acknowledges that Seller has disclosed that the Property is currently under a “fire watch”. Seller shall submit a scope of work to Buyer that sets forth all of the work necessary to fully remove the Property from the “fire watch” and to replace the damaged fire panels and correct the surge protection issues at all fire alarm panels (the “Pre-Closing Work”). All Pre-Closing Work shall be completed to Buyer’s reasonable satisfaction as a condition to Buyer’s Closing obligations. Buyer further acknowledges that Seller has disclosed that Seller will be required under applicable local law to replace the existing fire alarm system horns in the Improvements. Seller and Buyer acknowledge and agree that the replacement of the fire alarm system horns if required under applicable local law will not occur prior to Closing (the “Post-Closing Work”).

(b)           Intentionally Deleted.

(c)           Intentionally Deleted.

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(d)           At Closing, Seller shall deposit funds in escrow with the Title Company in an amount that represents 120% of the bids that have been approved by Buyer and Seller for the Post-Closing Work. Buyer and Seller hereby agree that at Closing, they and Title Company shall execute an escrow agreement for the escrow of such funds on terms and conditions mutually acceptable to both Seller and Buyer, in each party’s sole discretion (the “Escrow Agreement”). In the event that the form of Escrow Agreement is not finalized in a manner that is acceptable to both Seller and Buyer, in each party’s sole discretion, prior to Closing, then both Seller and Buyer shall each have the right to terminate this Contract by written notice to the other prior to Closing, in which case the Earnest Money will be returned to Buyer, and neither party shall have any further right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination.  The Escrow Agreement shall provide, among other things, that any escrowed funds that remain after completion of the required Post-Closing Work shall be released to Seller. In the event the parties agree upon a final form of the Escrow Agreement, then Buyer shall have the right to collaterally assign its rights under the Escrow Agreement to any lender providing financing to Buyer in connection with Buyer’s acquisition of the Property.”

(e)           The rights and obligations of Seller and Buyer under this Section 29 shall survive Closing.”

10.                               Tax Protest. At Closing, Seller shall assign to Buyer and Buyer shall assume Seller’s obligations under the Property Tax Professional Services Agreement dated January 1, 2016, by and between Seller and Ryan, LLC, a Delaware limited liability company (the “Consultant”) which relates to Consultant’s handling of the pending tax appeal (the “Tax Appeal”) for the year of Closing. Any refund of the real property taxes or special assessments (after first netting out costs, fees and expenses) resulting from the Tax Appeal shall be prorated between the parties based upon their respective percentage of ownership of the Property during such tax year, if and when paid. To the extent either party receives any such refund which is for the account of the other, such party shall remit such refund to such other party within five (5) business days of receipt thereof.

11.                               Assignment of Contract. Notwithstanding Section 20 of the Contract, Buyer hereby notifies Seller that, prior to Closing, Buyer will assign its rights under the Contract to Lakewood Flats Owner, LP, a Delaware limited partnership and Seller hereby approves of such assignment provided such assignment shall not release Buyer of any of its obligations under the Contract that accrued prior to such assignment. Upon assignment, assignee shall be deemed to have made any and all representations and warranties made by Buyer, as if the assignee were the original signatory to the Contract.  Buyer shall provide written notice of such assignment to Seller.

12.                               URLs/Social Media. Section 1(d) of the Contract is hereby amended to include the following additional Intangible Property and all references to “Intangible Property” in the Contract or any documents to be executed at Closing shall include (iv) below:

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(iv)          to the extent assignable, all URLs, domain names, websites, web content, property logos and all social media accounts (including, but not limited to, Facebook and Twitter) used in connection with the operation of the Property.

13.                               Closing Date. The Closing Date shall be the earlier of: (a) five (5) business days after Buyer notifies Seller of its intention to close or (b) August 16, 2016. Buyer shall have the option to extend the Closing Date an additional fifteen (15) business days, subject to the satisfaction of the following conditions: (i) Buyer shall have delivered (or shall be deemed to have delivered) Buyer’s Pre-Closing Work Notice stating that Section 4(e)(vii) of the Agreement has been satisfied and that Buyer waives any termination rights thereunder; (ii) Buyer shall have approved the Work Closing Conditions; (iii) Buyer must deliver written notice (the “Option Notice”) to Seller at least five (5) business days before the scheduled Closing Date, and (iv) promptly following the delivery of the Option Notice to Seller, Buyer must deliver the sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) (the “Extension Deposit”) to the Title Company. The Extension Deposit shall be deemed a part of the Earnest Money and shall be credited against the Sales Price at Closing.  Buyer’s notice to Seller of its intention to close under Section 13(a) hereunder shall be for informational purposes only and shall not constitute a waiver of any condition precedent to Buyer’s obligations under the Contract.

14.                               Capitalized Terms. All of the capitalized terms used in this Amendment, unless otherwise defined herein, shall have the same meaning as assigned to such terms in the Contract.

15.                               Ratification. Except as modified and amended as set forth in this Amendment, the Contract is hereby ratified and confirmed by Seller and Buyer and shall remain in full force and effect and enforceable in accordance with its terms.

16.                               Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile or email counterparts of the signature pages.

[Signatures on following pages]

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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the day and year first above written.

SELLER:	7425 LA VISTA, LLC,
a Texas limited liability company

	By:	/s/ Thomas P. Kennedy
	Name:	Thomas P. Kennedy
	Title:	President

BUYER:	DFW LAKEWOOD FLATS APARTMENTS LLC,
a Wisconsin limited liability company

	By:	/s/ Andrew L. Teska
	Name:	Andrew L. Teska
	Title:	Vice President

SCHEDULE 1

DART CONSENTS

[SEE ATTACHED]

CONDITIONAL CONSENT

May 26, 2016

Mr. Jeff Carter

Senior Vice President – Real Estate Transaction Administration

Behringer

15601 Dallas Parkway, Suite 600

Addison, TX 75001

Re:                             License Agreement #220434 (the “Agreement”), beginning October 1, 2011, by and between Dallas Area Rapid Transit (“DART”) and WGS Lakewood MF VI, L.P.  assumed by 7425 La Vista, LLC (“Assignor”)

Dear Mr. Carter:

You have informed us that Lakewood Flats Owner, LP (“Assignee”), has acquired from 7425 La Vista LLC, (“Assignor”)  all of Assignor’s right title and interest in and to the property (the “Assignor Property”) previously owned by Assignor that is subject to the Agreement.  You have further advised that Assignee has agreed to assume all of the obligations of Assignor under the Agreement.

By this letter, DART, hereby consents to the proposed assignment of the Agreement to the Assignee subject to the conditions stated therein and confirms that the Agreement is in full force and effect and has not been amended, supplemented and/or modified since execution; and  confirms that, to DART’s knowledge, there exists no uncured default or breach under the Agreement by Assignor.

By their signatures on duplicate originals of this letter, the respective parties agree that:  Assignee has been provided a copy of the Agreement and Assignee assumes Assignor’s obligations and rights therein stated.

This letter of conditional consent is not valid until executed by all parties below.

EXECUTED this the      day of                 , 2016.

DALLAS AREA RAPID TRANSIT

By:

Cleo S. Grounds, SR/WA
AVP – Real Estate

DFW Lakewood Flats Apartments LLC, Conditional Consent to License Agreement #220434, Page 2

ACKNOWLEDGED AND AGREED this  the        day of              , 2016.

Assignor:

7425 LA VISTA, LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED this the        day of              , 2016.

Assignee:

LAKEWOOD FLATS OWNER, LP

By:
Name:
Title:

CONDITIONAL CONSENT

May 26, 2016

Mr. Jeff Carter

Senior Vice President – Real Estate Transaction Administration

Behringer

15601 Dallas Parkway, Suite 600

Addison, TX 75001

Re:                             License Agreement #220540 (the “Agreement”), beginning December 1, 2012, by and between Dallas Area Rapid Transit (“DART”) and WGS Lakewood MF VI, L.P.  assumed by 7425 La Vista, LLC (“Assignor”)

Dear Mr. Carter:

You have informed us that Lakewood Flats Owner, LP (“Assignee”), has acquired from 7425 La Vista LLC, (“Assignor”)  all of Assignor’s right title and interest in and to the property (the “Assignor Property”) previously owned by Assignor that is subject to the Agreement.  You have further advised that Assignee has agreed to assume all of the obligations of Assignor under the Agreement.

By this letter, DART, hereby consents to the proposed assignment of the Agreement to the Assignee subject to the conditions stated therein and confirms that the Agreement is in full force and effect and has not been amended, supplemented and/or modified since execution; and  confirms that, to DART’s knowledge, there exists no uncured default or breach under the Agreement by Assignor.

By their signatures on duplicate originals of this letter, the respective parties agree that:  Assignee has been provided a copy of the Agreement and Assignee assumes Assignor’s obligations and rights therein stated.

This letter of conditional consent is not valid until executed by all parties below.

EXECUTED this the      day of                 , 2016.

DALLAS AREA RAPID TRANSIT

By:

Cleo S. Grounds, SR/WA
AVP – Real Estate

DFW Lakewood Flats Apartments LLC, Conditional Consent to License Agreement #220434, Page 2

ACKNOWLEDGED AND AGREED this  the        day of              , 2016.

Assignor:

7425 LA VISTA, LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED this the        day of              , 2016.

Assignee:

LAKEWOOD FLATS OWNER, LP

By:
Name:
Title:

SCHEDULE 2

SERVICE CONTRACTS TO TERMINATE

•                  Dallas Commercial Pool Service

•                  Amerigas Propane

•                  Signal 88 Security

•                  Smart Apartment Data

•                  Andler Power Energy Advisory Service

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SCHEDULE 3

SERVICE CONTRACTS TO BE ASSUMED BY BUYER

•                  Metro Communications Systems

•                  Parks Coffee/ProStar Services

•                  Green Mountain Energy Company (3)

•                  TXU Energy Retail Company

•                  MITEC

•                  Earthworks

•                  G&G Apartment Services

•                  Capital Tow

•                  Waste Management

•                  AT&T Services, Inc.

•                  Time Warner Cable, Inc.

•                  Copynet Office Systems, Inc.

•                  Key Trak

•                  Waste Retriever

•                  DART License Agreement No. 220434

•                  DART License Agreement No. 220540

•                  Property Tax Professional Services Agreement dated January 1, 2016, with Ryan, LLC

•                  G&G Apartment (termite bond)

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